UNITED STATES  SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: November 7, 2012
 (Date of earliest event reported)

SANTEON GROUP, INC
(Exact name of registrant as specified in its charter)

DELWARE	33-19961	01-0623010
(State or other jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification Number)

11720 PLAZA AMERICA DRIVE SUITE 150,
RESTON, VIRGINIA 20190
(Address of principal executive offices) (Zip Code)

(703) 970-9200
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

2012 Employee Incentive Stock Option Plan

The Company’s 2012 Employee Incentive Stock Option Plan (the “Plan”) was adopted pursuant to the written consent of Majority Stockholders as of November 23, 2012. The Form Stock Option Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Description of the 2012 Employee Incentive Stock Option Plan

The following is a brief description of certain important features of the Plan, the full text of which is attached as Exhibit B. This summary is qualified in its entirety by reference to Exhibit B.

General.

The Plan provides for various types of awards denominated in shares of Company’s Common Stock to employees, officers and employee directors of the Company.

Administration.

The Plan shall be administered and interpreted by the Board or by a Committee appointed by the Board. If the Board administers the Plan, references to the “Committee” shall be deemed to refer to the Board.

The Committee has the authority to administer and interpret the fair market value of the Common Stock, to select the employees to whom Options may be granted; to determine whether and to what extent Options are granted in accordance with the Plan; to determine the number of shares to be covered by each Option granted under the Plan; to approve forms of agreements for use under the Plan; to determine the number of shares of Restricted Stock to be granted under the Plan; to construe and interpret the terms of the Plan and any award granted under the Plan; to determine vesting schedules; to determine whether and under what circumstances an award may be settles in Common Stock or other consideration instead of cash and to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan.

Eligibility.

Restricted stock and nonqualified stock options may be granted to employees, officers and directors. Incentive stock options may only be granted to employees. An employee who has been granted an award, if they are otherwise eligible, may be granted additional awards.

Shares Subject to the Plan.

The Plan provides that up to one hundred fifty thousand (150,000) shares shall be available for grant pursuant to the various types of awards that may be granted under the plan.

Vesting

No option will be exercisable until it has vested, the schedule for which shall be specified by the Administrator for each option at the time of grant of the award. The vesting of one or more outstanding options may be accelerated in the sole discretion of the Administrator. Additionally, options may also be accelerated in connection with a corporate transaction as described within the Plan.

Restricted Stock Options

Each restricted stock award shall be for a number of shares as determined by the Administrator and shall require the holder to maintain continuous status as an employee for a restricted period determined by the Administrator. The restrictions shall be set out in a restricted stock agreement. For vesting purposes credit may be given for service as an employee prior to the actual grant of the restricted stock award.

When the restrictions imposed lapse the holder’s rights in the restricted stock shall vest in accordance with the schedule provided in the restrictive stock agreement or if not specified as detailed in the Plan.

Amendment, Suspension or Termination of the 2012 Employee Incentive Stock Option Plan.

The Board may at any time amend, suspend or discontinue the Plan, except that no such action shall impair any rights under Options already granted. In addition, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such degree as required by any applicable law or regulation.

Duration.

The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated as permitted by the Plan.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to November 23, 2012 written consent of the majority holders of the Company’s voting stock and the unanimous adoption by our Board of Directors of the resolutions on November 7, 2012 and November 20, 2012 the Amended Certificate of Incorporation effecting the Company’s reverse stock split and reduction in authorized common stock shall, in substantially the same form as attached at Exhibit 3.1.1 and further to notification by FINRA, be filed with the Delaware Secretary of State.

Section 8 - Other Events

Item 8.01 Other Events.

Reverse Stock Split

On November 23, 2012 the shareholders holding a majority of the voting power of the Company’s outstanding voting stock (the “Majority Shareholder”) acted by written consent approving an amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to (a) effect a reverse stock split of our common stock by a ratio of up to one-for-one thousand (1:1000) as shall be determined at the sole discretion of the Chief Executive Officer at any time prior to March 31, 2012, subject to receiving all requisite approvals and completion of required notice periods, and (b) reduce the number of authorized shares of our common stock from seven hundred million (700,000,000) shares to fifty million (50,000,000) shares.

On December 10, 2012 the Chief Executive Officer, in accordance with the above-mentioned written consent, determined that the reverse stock split ratio shall be a ratio of one for four hundred (1:400).

The actions to be taken pursuant to the Written Consent shall be effective December 24, 2012 subject to receipt of approval from FINRA and the subsequent filing of the Amended Certificate of Incorporation with the Delaware Secretary of State (the “Effective Date”).

The amendment to the Certificate of Incorporation reflecting the Reverse Stock Split that will be filed with the Delaware Secretary of State, shall be substantially in the form contained in Exhibit 3.1.1 of this Form 8-K.

To avoid the existence of fractional shares of our common stock, the Company will pay cash in lieu of fractional shares as described below.

Purpose and Material Effects of Reverse Stock Split

The Board believes that, among other reasons, the low market price of the Company’s Common Stock has contributed to a lack of investor interest in the Company and has made it difficult to attract new investors.  The Board has proposed the Reverse Stock Split as one method to attract new investors and believes the expected proportionate increase in stock price will enable investment from certain institutional investors who may have internal policies and practices that either prohibit or discourage them from recommending low-priced stocks.

We believe the Reverse Stock Split may improve the price level of our Common Stock and the expected proportionate increase in share price could help generate interest in the Company among investors and create other business opportunities. If the Company’s stock continues to trade at current levels, without effecting a reverse stock split, the low market price of our stock makes it increasingly difficult and potentially impossible to raise additional financing. It should be noted that the effect of the Reverse Stock Split upon the market price for our Common Stock is unpredictable, and the history of similar reverse stock split combinations for companies like ours is varied. The Board does believe however, although there can be no assurance, that the Company’s recent improvement in financial performance will have a positive effect on the post reverse stock split stock value. Accordingly, for these and other reasons discussed below, we believe effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced from four hundred seventy-five million, nine hundred ninety one thousand, six hundred ninety-one (475,991,691) to one million, one hundred eighty nine, nine hundred twenty-four (1,189,924) shares of Common Stock, after giving effect to the treatment of fractional shares as more fully described below.

The Board believes that, among other reasons, the low market price of the Company’s Common Stock has contributed to a lack of investor interest in the Company and has made it difficult to attract new investors.  The Board has proposed the Reverse Stock Split as one method to attract new investors and is determined that the resultant increase in stock price will enable investment from certain institutional investors who may have internal policies and practices that either prohibit or discourage brokers from recommending low-priced stocks.

We believe that the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. If we continue to trade at the point we are without effecting a reverse stock split the low market value of our stock makes it increasingly difficult and potentially impossible to raise additional financing. It must be noted that the effect of the Reverse Stock Split upon the market price for our Common Stock is unpredictable, and the history of similar stock split combinations for companies like us is varied. The Board does believe however, although there is no assurance, that the Company’s repeated financial improvement will have a positive effect on the post reverse stock split stock value. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in the Company’s and our stockholders’ best interests.

The number of authorized shares of Common Stock will, simultaneous with the Reverse Stock Split, be reduced to fifty million (50,000,000) The following chart depicts the capitalization structure of the Company, both, pre- and post-split, which, for the purpose of showing an example, shows the post-split with a number of different ratios up to one for one thousand:

Pre-Reverse Stock Split

Class of Shares	Authorized	Issued and Outstanding	Authorized but unissued
Common Stock	700,000,000	475,991,691	224,008,309

Preferred Stock	50,000,000	0	0

Post-Reverse Stock Split (without giving effect to fractional shares)

Class of Shares	Authorized	Issued and Outstanding	Authorized but unissued
Common Stock	50,000,000	1,189,979	48,810,021

Preferred Stock	50,000,000	0	0

Except as may result from the treatment of fractional shares, the Reverse Stock Split will not change the proportionate equity interests or voting power of our stockholders. All other rights of stockholders will remain unaltered, except for possible immaterial changes. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own. While we anticipate that the Reverse Stock Split will result in a potential increase in the market price of our Common Stock, there can be no assurance that the reverse split will achieve this. Should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than in the absence of a reverse split. Furthermore, the possibility exists for an adverse affect on the liquidity of the market price of our Common Stock following the Reverse Stock Split.

 Plans, Proposals or Arrangements to Issue Available Shares of Common Stock

The main purpose of completing this Reverse Stock Split is to increase the market value of our Common Stock in order to have the ability to issue shares to attract investors for future financing and business partners.  The Company currently has no such financing or business partnership agreements pending.

Procedure for Exchange of Stock Certificates

Stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by the Securities Transfer Corporation after the Effective Date. The letter of transmittal will contain instructions on how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Consent Solicitation Agent. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split, subject to the treatment of fractional shares described below. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled, subject to the treatment of fractional shares. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We do not intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, in lieu of issuing fractions of shares, we intend to pay cash as follows:

•	If a stockholder’s shares are held in street name, payment for the fractional shares will be deposited directly into the stockholder’s account with the organization holding the stockholder’s shares.
•
If the stockholder’s shares are registered directly in the stockholder’s name, payment for the fractional shares will be made by check, sent to the stockholder directly from our transfer agent upon receipt of the properly completed and executed transmittal letter and original stock certificates.

The amount of cash to be paid for fractional shares will be equal to the product obtained by multiplying:

•
The average closing sales price of our common stock as reported on the exchange on which our common stock is then listed for the five trading days preceding the effective date of the reverse stock split; by

•	The amount of the fractional share.

Those stockholders who will own less than one (1) whole share after giving effect to the reverse stock split ratio will be paid out in cash in lieu of receiving a fractional share interest in connection with the reverse stock split. The Board reserves the right to aggregate all fractional shares for cash and arrange for their sale, with the aggregate proceeds from such sale being distributed to the holders of fractional shares on a pro rata basis.

Summary of Reverse Stock Split

Below is a brief summary of the Reverse Stock Split:

►           The issued and outstanding Common Stock shall be reduced on a one for four hundred (1:400) basis. The consolidation shall not affect any rights, privileges or obligations with respect to the shares of the Common Stock existing prior to the consolidation.

 ►           Stockholders of record of the Common Stock as of November 16, 2012 shall have their total shares reduced in accordance with the split ratio of one for four hundred (1:400), which shall be set out in the correspondence received from our Transfer Agent.

►           As a result of the reduction of the Common Stock, the pre-split total of issued and outstanding shares of Common Stock shall be consolidated to a total of issued and outstanding shares as shall be calculated by dividing the number of pre-split Common Stock by four hundred.

►           The Company's authorized number of shares of Common Stock shall be reduced to 50,000,000 shares of the Common Stock.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

3.1.1	Amended Certificate of Incorporation

10.1	2012 Employee Incentive Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 17, 2012

Santeon Group, Inc.

By:	/s/ Ash Rofail
Ash Rofail
Chairman & Chief Executive Officer